Exhibit 10.9

BLADELOGIC, INC.

FOURTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Fourth Amended and Restated Stockholders’ Agreement (the “Agreement”) is made as of this 24th day of June, 2005 by and among BladeLogic, Inc., a Delaware corporation (the “Company”), Dev Ittycheria, Vijay Manwani, Steve Kokinos, Thomas Kraus and Vance Loiselle (the “Founders”), the investors listed on Exhibit A hereto (the “Series A Investors”), the investors listed on Exhibit C hereto (the “Series B Investors”), the investors listed on Exhibit D hereto (the “Series C Investors”), the investors listed on Exhibit E hereto (the “Series D Investors”, and together with the Series A Investors, Series B Investors and Series C Investors, the “Institutional Investors”), the Stockholders named on Exhibit B hereto and the other holders of capital stock of the Company who become party to this Agreement from time to time. Reference is made to (i) the Stockholders’ Agreement (the “Original Agreement”), dated as of September 6, 2001, by and among the Company and the stockholders named therein, (ii) the Amended and Restated Stockholders’ Agreement (the “Amended Agreement”), dated May 15, 2002, by and among the Company and the stockholders named therein, (iii) the Second Amended and Restated Stockholders’ Agreement (the “Second Amended Agreement”), dated December 20, 2002, by and among the Company and the stockholders named therein, and (iv) the Third Amended and Restated Stockholders’ Agreement (the “Existing Agreement”), dated May 25, 2004, by and among the Company and the stockholders named therein.

WHEREAS, contemporaneously with the execution and delivery of the Original Agreement, the Company and the Series A Investors entered into a Common Stock and Series A Preferred Stock Purchase Agreement, dated as of September 6, 2001 (as in effect from time to time, the “Series A Purchase Agreement”), in connection with the issuance and sale by the Company to the Series A Investors of (a) certain shares (the “Investors’ Common Shares”) of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), and (b) certain shares of the Company’s Series A Redeemable Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”); and

WHEREAS, subsequent to the execution and delivery of the Original Agreement and prior to the execution and delivery of the Amended Agreement, the stockholders listed on Exhibit B received shares of Common Stock upon the liquidation of Network Shell, Inc. and became parties to the Original Agreement pursuant to several joinder agreements; and

WHEREAS, on May 15, 2002, the Company and certain of the Series B Investors entered into a Series B Convertible Preferred Stock Purchase Agreement (as in effect from time to time, the “First Series B Purchase Agreement”), in connection with the issuance and sale by the Company to such Series B Investors of certain shares of the Company’s Series B Convertible Preferred Stock, $.001 par value per share (the “Series B Preferred Stock”); and

WHEREAS, on December 20, 2002, the Company and certain of the Series B Investors entered into a Series B Convertible Preferred Stock Purchase Agreement (the “Second Series B Purchase Agreement”) in connection with the issuance and sale by the Company to such Series B Investors of certain shares of the Series B Stock; and

WHEREAS, on May 25, 2004, the Company and certain of the Series C Investors entered into a Series C Convertible Preferred Stock Purchase Agreement (the “Series C Purchase Agreement”) in connection with the issuance and sale by the Company to such Series C Investors of certain shares of the Series C Stock; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and certain of the Series D Investors have entered into a Series D Convertible Preferred Stock Purchase Agreement, dated as of the date hereof (as in effect from time to time, the “Series D Purchase Agreement”), in connection with the issuance and sale by the Company to such Series D Investors of certain shares of Series D Preferred Stock; and

WHEREAS, it is a condition to the purchase by the Series D Investors pursuant to the Series D Purchase Agreement that this Agreement be executed by the parties hereto; and

WHEREAS, in accordance with Section 17 of the Existing Agreement, the signatories to this Agreement include (i) the Company, (ii) Institutional Investors holding at least three-fifths of the issued and outstanding Shares then held by all Institutional Investors and (iii) Stockholders holding at least a majority of the issued and outstanding Common Stock then held by all Stockholders, which persons are required by said Section 17 to amend and restate the Existing Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend and restate the Existing Agreement in its entirety as follows:

1.                                       Definitions. Certain capitalized terms are used in this Agreement as defined in the preamble, recitals and sections of this Agreement. In addition, certain other capitalized terms are used in this Agreement as specifically defined in this Section 1 as follows:

“Affiliate” means, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any member or partner of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners of such Person.

“Certificate of Incorporation” means the Fifth Amended and Restated Certificate of Incorporation of the Company, and except as otherwise set forth herein, as from time to time in effect.

“By-laws” means the bylaws of the Company, and except as otherwise set forth herein, as from time to time in effect.

“Equity Plan” shall mean the Company’s 2001 Stock Option and Grant Plan.

“Immediate Family” means, with respect to any natural person, each of such person’s spouse, father, mother, brothers, sisters, aunts, uncles, nieces, nephews and lineal descendants and ancestors and, with respect to any other entity, the current or former stockholders, partners or members of such entity.

“Initial Public Offering” means the closing of a firm commitment underwritten public offering of the Company yielding aggregate net proceeds to the Company of at least $20,000,000 at a price per share of Common Stock of at least $3.75 (as appropriately adjusted for stock splits, stock combinations, stock dividends and recapitalizations).

“Offeree” means each Institutional Investor.

“Person” means any individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

“Preferred Stock” means the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

“Preferred Vote” means the affirmative vote or written consent of the holders of at least three-fifths of the outstanding shares of Preferred Stock voting as a single class with each share of Preferred Stock having one vote (as appropriately adjusted for stock splits, stock combinations, stock dividends, recapitalizations, and similar events).

“Principal Investor” means each of Bessemer Venture Partners V L.P., Battery Ventures VI, L.P., JAFCO America Ventures and MK Capital SBIC, L.P., The Productivity Fund IV, L.P. or such affiliates as may be designated by a Principal Investor from time to time.

“Qualified Transferee” means any Person who is (a) an Institutional Investor, (b) Affiliate, subsidiary, partner, member or stockholder of the Institutional Investors or an account managed or advised by the manager or adviser of such Institutional Investor, (c) a member of an Institutional Investor’s Immediate Family receiving transferred rights by gift or bequest or through inheritance, (d) a trust for the benefit of any member or members of an Institutional Investor’s Immediate Family or (e) a trust in respect of which an Institutional Investor serves as trustee, provided, however, that the trust instrument governing such trust shall provide that such Institutional Investor, as trustee, shall retain sole and exclusive control over the voting and disposition of such Institutional Investor’s Shares until the termination of this Agreement. Notwithstanding the foregoing, “Qualified Transferee” includes only Persons to whom securities of the Company may lawfully be transferred pursuant to exemptions from applicable federal and state securities laws (with the burden of proving availability of such exemptions to be on the Person proposing such transfer of such securities (or of rights to acquire such securities)).

“Represented Investors” means each of Bessemer Venture Partners V L.P., Battery Ventures VI, L.P., JAFCO America Ventures and MK Capital SBIC, L.P. or such affiliates as may be designated by a Represented Investor from time to time.

“Required Investors” means, at any relevant time, the holders of at least three-fifths of the Investors’ Common Shares then outstanding (including any shares issued as a result of adjustments made pursuant to Section 9 hereof), Series B Preferred Stock then outstanding (voting on an as converted basis), Series C Preferred Stock then outstanding (voting on an as converted basis) and Series D Preferred Stock then outstanding (voting on an as converted basis), voting together as a single class.

“Shares” means all or any portion of the shares (or any rights, options or warrants to acquire any such shares) of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or any other capital stock of the Company owned by any Institutional Investor or Stockholder, whether presently held or hereafter acquired.

“Stockholders” means the Founders, the other holders of capital stock of the Company listed from time to time on Exhibit B hereto and any holder of capital stock of the Company that becomes party to this Agreement and their respective permitted successors and assigns. Notwithstanding the foregoing, the Institutional Investors are not Stockholders for purposes of this Agreement.

2.                                       Prohibited Transfers. No Institutional Investor or Stockholder shall sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, any Shares owned by such Stockholder or Institutional Investor unless (a) such assignment, transfer, pledge, hypothecation, mortgage, disposition or encumbrance is made in compliance with the terms of this Agreement and (b) except as otherwise set forth herein, the proposed purchaser, assignee, pledgee, mortgagee or other transferee first agrees in writing to become party to this Agreement and to be bound by all the terms and conditions hereof. Any attempted sale, assignment, transfer, pledge, hypothecation, mortgage, disposition or encumbrance of any Shares other than in accordance with this Agreement shall be null and void and the Company shall not (i) recognize any such sale, assignment, transfer, pledge, hypothecation, mortgage, disposition or encumbrance or (ii) reflect in its stock register any change in registered ownership pursuant thereto.

3.                                       Right of Refusal on Dispositions.

(a)                                  Except as set forth in Section 5 hereof, no Stockholder shall sell, assign, transfer or otherwise dispose of any Shares owned by such Stockholder to any Person unless such Stockholder shall have (i) received a bona-fide arm’s-length offer to purchase such Shares from such Person, (ii) submitted a written offer (the “Offer”) to the Company and each of the Offerees and (iii) complied with all other applicable provisions of this Section 3. Each such notice and Offer shall (1) identify the Person to which the Stockholder proposes to sell the Shares, (2) specify the material terms and conditions, including price, of the proposed sale and (3) offer first to the Company and then to the Offerees, the opportunity to purchase such Shares on terms and conditions, including price, not less favorable to the Company and the Offerees than the terms and conditions on which the Stockholder proposes to sell such Shares to any other purchaser.

(b)                                 The Company shall act upon the Offer as soon as practicable, in any event within 15 days after receipt thereof. In the event that the Company shall elect to purchase all or any portion of the shares subject to the Offer (the “Offered Shares”), the Company shall notify in writing the Stockholder that submitted the offer of the Company’s election to purchase, which notice shall be delivered in accordance with Section 13 hereof to the Stockholder that submitted the Offer at its address set forth in Exhibit B hereto or at such other address furnished in accordance with Section 13 hereof and shall, when taken in connection with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Offered Shares covered thereby, subject to the provisions of Section 3(d).

(c)                                  If the Company does not so notify such Stockholder within 15 days after receipt of the Offer or does not elect to purchase all the Offered Shares, the Offerees shall have a second option to purchase any Offered Shares which are not purchased by the Company (the “Remaining Shares”). Each Offeree shall have the right to accept the Offer as to any number of the Remaining Shares; provided, however, that except as provided in the last sentence of this Section 3(c), such Offeree shall be entitled to purchase only up to that number of Remaining Shares as shall be equal to the aggregate number of Remaining Shares multiplied by a fraction, the numerator of which is the number of shares of Common Stock then held by such Offeree (assuming the conversion and exercise by such Offeree of all securities convertible into or exercisable for Common Stock) and the denominator of which is the total number of shares of Common Stock so held or so obtainable by all the Offerees (assuming the conversion and exercise of all securities convertible into or exercisable for Common Stock) (such number as to each Offeree being referred to as such Offeree’s “Pro Rata Fraction”). Each Offeree shall have the right to transfer its right to all or any portion of its Pro Rata Fraction to any Qualified Transferee (provided that such Qualified Transferee agrees in writing to be subject to the terms hereof to the same extent as if such Qualified Transferee were an original Institutional Investor hereunder), in which case the term “Offeree” in this Section 3 shall also mean each Qualified Transferee of such Offeree as is appropriate. Each Offeree shall act upon the Offer as soon as practicable, and in any event within 15 days after receipt thereof. In the event that any Offeree shall elect to purchase all or any portion of the Remaining Shares, such Offeree shall notify in writing the Stockholder that submitted the Offer of such Offeree’s election to purchase, which notice shall be delivered in accordance with Section 13 hereof to the Stockholder that submitted the Offer at its address set forth in Exhibit B hereto or at such other address furnished in accordance with Section 13 hereof and shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Remaining Shares covered thereby, subject to the provisions of Section 3(d) hereof, to the extent of the number of Remaining Shares, if any, allocated to such Offeree. If an Offeree does not so notify such Stockholder within 15 days after receipt of the Offer, such Offeree shall be deemed to have elected not to purchase any of the Remaining Shares. Upon the expiration of all applicable periods under this Section 3, the number of Remaining Shares to be purchased by each Offeree shall be determined as follows:

(i)                                     there shall first be allocated to each Offeree a number of Remaining Shares equal to the lesser of (1) the number of Remaining Shares as to which such Offeree accepted the Offer or (2) such Offeree’s Pro Rata Fraction, and

(ii)                                  any of the Remaining Shares not purchased pursuant to  clause (i) above shall be offered for sale to those Offerees that exercised their right to purchase any of the Remaining Shares (a “Purchasing Offeree”), in each case on a pro rata basis calculated by dividing the Common Stock held by a Purchasing Offeree (assuming conversion of all Shares held by such Purchasing Offeree) by the total number of shares of Common Stock held by all of the Purchasing Offerees (assuming conversion of all Shares held by such Purchasing Offerees), or in such other manner as the Purchasing Offerees may agree among themselves.

(d)                                 In the event that the Offerees and the Company, individually or collectively, do not elect to purchase all the Offered Shares, the Offer shall be deemed to have been accepted as to the Offered Shares to be purchased by the Company and the Offerees and rejected as to any Offered Shares not purchased by the Company or the Offerees, and the remaining Offered Shares may be sold by the Stockholder who submitted the Offer at any time within 180 days after the expiration of the 15-day period for acceptance or rejection of the Offer; provided, however, that the purchaser of such Offered Shares shall agree in writing to abide by all of the provisions of this Agreement, except for Sections 3 through 5 hereof which shall no longer apply to such Offered Shares. Any such sale shall be to the Person originally named in the Offer as the proposed purchaser and shall not be at a price and upon other terms and conditions, if any, more favorable to such purchaser than those specified in the Offer. Any Stockholder proposing to sell any Shares after such 180-day period, or to a different purchaser, or at a lower price, or on terms and conditions more favorable to the purchaser than those specified in the Offer must first comply again with the requirements of this Section 3.

(e)                                  The Company shall be entitled to refuse to register the name of any transferee of Offered Shares as an owner thereof on its records if such transferee acquired such Offered Shares at a lower price or on terms more favorable to such transferee than the price paid by, or the terms offered to, the Company and the Offerees, and the Company may require a written statement from such transferee of the price which the transferee paid for the Offered Shares and the terms of the purchase.

4.                                       Right of Participation in Sales by Stockholders. If at any time any Stockholder (the “Selling Stockholder”) wishes to sell, or otherwise dispose of, more than five percent (5%) of the Shares owned by such Selling Stockholder to any Person, including, without limitation, the Company and each Offeree that may have elected to exercise its rights of first refusal set forth in Section 3 hereof (each such Person a “Purchaser”), in a transaction that is subject to the provisions of Section 3 hereof, each Offeree that has not elected to purchase any such Shares pursuant to Section 3 hereof shall have the right to participate pro rata in such transaction and, accordingly, shall have the right to require, as a condition to such sale or disposition, that the Purchaser purchase from such Offeree at the same price per Share and on the same terms and conditions as involved in such sale or disposition by such Selling Stockholder, a number of shares of

Common Stock equal to the number of Shares proposed to be sold or disposed of by the Selling Stockholder multiplied by a fraction (i) the numerator of which is the number of shares of Common Stock owned by such Offeree (assuming the conversion and exercise by such Offeree of all securities convertible into or exerciseable for Common Stock) and (ii) the denominator of which is the number of shares of Common Stock owned by all Offerees selling stock pursuant to this Section 4 plus the number of shares of Common Stock owned by the Selling Stockholder (in all cases assuming the conversion of and exercise of all securities convertible into or exerciseable for Common Stock). As soon as practicable after receipt of the Offer made pursuant to Section 3 hereof and in any event within 15 days after receipt of such Offer, each Offeree that (a) has not elected to purchase any of the Offered Shares pursuant to Section 3 hereof and (b) wishes to participate in any such sale or disposition shall individually notify in writing the Selling Stockholder of such Offeree’s election to participate in such sale or disposition, which notice shall be delivered in accordance with Section 13 hereof to the Selling Stockholder at its address set forth in Exhibit B hereto or at such other address furnished in accordance with Section 13 hereof.

5.                                       Permitted Transfers. Anything herein to the contrary notwithstanding, the provisions of Sections 3 and 4 hereof shall not apply to:

(a)                                  any transfer of Shares by a Stockholder by gift or bequest or through inheritance to, or for the benefit of, any member or members of such Stockholder’s Immediate Family or a transfer of Shares by a Stockholder to a trust for the benefit of any member or members of such Stockholder’s Immediate Family;

(b)                                 any transfer of Shares by a Stockholder to a trust in respect of which such Stockholder serves as trustee; provided, however, that the trust instrument governing such trust shall provide that such Stockholder, as trustee, shall retain sole and exclusive control over the voting and disposition of such Shares until the termination of this Agreement;

(c)                                  any transfer of Shares by a Stockholder to a limited partnership or limited liability company all partners or members of which are members of the Stockholder’s Immediate Family;

(d)                                 any transfer of Shares by a Stockholder to an Affiliate of such Stockholder;

(e)                                  any sale or transfer of Shares to the Company at a price that is less than or equal to the original purchase price of such Shares in connection with the termination of a Stockholder’s employment with the Company pursuant to a stock restriction agreement between the Company and such Stockholder;

(f)                                    any sale or transfer of Shares by a Stockholder to the Company pursuant to the Equity Plan; and

(g)                                 any sale of Common Stock to underwriters and/or the public in connection with a registered public offering by the Company of its securities.

In the event of any such transfer pursuant to clauses (a), (b), (c) or (d) of this Section 5, the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement, and shall be required, as a condition of such transfer, to execute and deliver to the Institutional Investors, the Stockholders and the Company an agreement pursuant to which such transferee agrees to become party to this Agreement and to be bound by all the terms and conditions hereof.

6.                                       Board of Directors.

(a)                                  The Stockholders and Institutional Investors agree to vote all shares of Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other shares of voting securities of the Company now owned or hereafter acquired or controlled by them (collectively, the “Voting Securities”), and otherwise to use their respective best efforts as stockholders or directors of the Company, to cause and maintain the size of the Board of Directors to be seven (7), and to cause and maintain the election to the Board of Directors of the Company of:

(i)                                     four persons, one designated by each of the Represented Investors (each a “Preferred Director” and together, the “Preferred Directors”);

(ii)                                  one person who is a “Common Member” (as defined below) of the Company (such person, a “Common Director”), to be designated by the holders of a majority of the shares of Common Stock then outstanding other than the Investors’ Common Shares;

(iii)                               one person unaffiliated with the Company to be designated by the mutual consent of (1) the Required Investors and (2) the Management (the “Independent Director”); and

(iv)                              the Chief Executive Officer of the Company (the “CEO”).

The following persons are “Common Members” for the purposes of being designated as a Common Director: Dev Ittycheria and Vijay Manwani. “Management” for the purposes of this Section 6 shall mean (i) Dev Ittycheria and Vijay Manwani, in each case for as long as he is employed by the Company and (ii) the CEO, from and after such time as neither Dev Ittycheria nor Vijay Manwani is employed by the Company.

The initial designees pursuant to clause (i) above shall be Robert P. Goodman, David Tabors, Ullas Naik and Mark Terbeek. The initial designee pursuant to clause (ii) above shall be Vijay Manwani and clause (iv) above shall be Dev Ittycheria. The Independent Director designee pursuant to clause (iii) above shall initially be Steven Walske.

(b)                                 In the absence of any designation of a nominee for election to the Board of Directors from the Represented Investors, the Required Investors, the Management or the holders of Common Stock (as applicable), the director previously designated by such person or persons and then serving shall be reelected if still eligible to serve as provided herein.

(c)                                  No party hereto shall vote to remove any member of the Board of Directors designated in accordance with the procedures set forth in this Section 6; provided, however, that if:

(i)                                     in the case of any Preferred Director designated by any of the Represented Investors, such Represented Investor votes to remove such director;

(ii)                                  in the case of any Common Director, the holders of a majority of the shares of Common Stock then outstanding (other than the Investors’ Common Shares) vote to remove such director;

(iii)                               in the case of the Independent Director, the (1) Required Investors and (2) Management, respectively, vote to remove such director; and

(iv)                              in the case of any director who is also the CEO, such Person shall have ceased to be CEO;

then, in each such case, the parties to this Agreement shall all vote to remove such director.

(d)                                 Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any person designated under this Section 6 shall be filled by another person who otherwise meets any applicable requirements under Section 6(a) designated by:

(i)                                     in the case of any Preferred Director designated by any Represented Investor, such Represented Investor;

(ii)                                  in the case of any Common Director, the holders of a majority of the shares of Common Stock then outstanding (other than the Investors’ Common Shares);

(iii)                               in the case of the Independent Director, the (1) Required Investors and (2) Management, respectively; and

(iv)                              in the case of any director who is also the CEO, the Board of Directors, which person shall be the new CEO;

the Stockholders shall vote their respective Voting Securities in accordance with such new designation, and any such vacancy shall not be filled in the absence of a new designation in accordance with the foregoing sentence.

(e)                                  The Company shall reimburse each member of the Board of Directors who is not any employee of the Company for all reasonable out-of-pocket expenses incurred by such member in connection with his or her attendance at any meeting of the Board of Directors.

7.                                       Covenants of the Company. The Company hereby covenants to the Institutional Investors as follows:

7.1.                              Financial and Other Information.

(a)                                  Accounts and Reports. The Company will establish and maintain a standard system of accounts in accordance with generally accepted accounting principles consistently applied.

(b)                                 Annual and Quarterly Financial Statements. The Company will deliver to each Institutional Investor who, together with any of its affiliated Institutional Investors, owns at least 1,500,000 shares of Common Stock (assuming the conversion all securities convertible into Common Stock held by such Institutional Investor) within one hundred twenty (120) days after the end of each fiscal year a copy of the balance sheet of the Company as of the end of such year, together with consolidated and consolidating statements of income and of cash flows of the Company for such year, all in reasonable detail, prepared in accordance with generally accepted accounting principles, consistently applied, and certified in an audit report by independent public accountants of national standing reasonably acceptable to the Institutional Investors and selected by the Board of Directors of the Company. The Company shall also deliver to each Institutional Investor who, together with any of its affiliated Institutional Investors, owns at least 1,500,000 shares of Common Stock (assuming the conversion all securities convertible into Common Stock held by such Institutional Investor) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company as of the end of such quarter and unaudited consolidated statements of income and of cash flows of the Company for the fiscal quarter and for the portion of the fiscal year ending on the last day of such quarter, each of the foregoing balance sheets and statements to set forth in comparative form the corresponding figures for the same period of the prior fiscal year, and actual versus budgeted amounts, to be in reasonable detail (provided, however, that such financial statements are subject to year-end adjustments and may not contain all footnotes required under generally accepted accounting principles) and to be certified, subject to normal year-end audit adjustments, by the principal financial officer of the Company as to their fair presentation in accordance with generally accepted accounting principles as of their dates. Notwithstanding anything to the contrary in this section and in addition to the rights described above, any Institutional Investor may receive all financial statements provided under this section as long as (i) such receipt of financial statements is approved by the Board of Directors and (ii) such Institutional Investor executes a nondisclosure agreement acceptable to the Company’s counsel.

(c)                                  Monthly Financial Statements and Budgets. The Company will furnish to each Institutional Investor who, together with any of its affiliated Institutional Investors, holds at least 1,500,000 shares of Common Stock (assuming the conversion all securities convertible into Common Stock held by such Institutional Investor): (i) within thirty (30) days after the end of each month, other than the last month of any fiscal quarter or of the fiscal year of the Company, a copy of the unaudited consolidated balance sheet of the Company as of the end of such month and unaudited consolidated statements of income and of cash flows of the Company for such month, each of the foregoing balance sheets and statements to set forth in comparative form the corresponding figures for the corresponding period during the prior fiscal year and, in comparative form, the corresponding budgeted figures, to be in reasonable detail, to be prepared in accordance with generally accepted accounting principles, consistently applied, except that such financial statements may not contain all footnotes required under generally accepted accounting principles, and to be certified, subject to normal year-end audit adjustments, by the principal financial officer of the Company as to their fair presentation in accordance with generally accepted accounting principles as of their dates; and (ii) to the extent provided to the Board of Directors, as soon as possible, but in any event at least sixty (60) days prior to the beginning of each fiscal year, a budget, prepared on a period by period basis with each period including four or five weeks, and operating plan for such fiscal year, each approved by the Company’s Board of Directors, including projected balance sheets and statements of income and changes in financial condition of the Company for such months. Notwithstanding anything to the contrary in this section and in addition to the rights described above, any Institutional Investor may receive all financial statements provided under this section as long as (i) it is approved by the Board of Directors and (ii) such Institutional Investor executes a nondisclosure agreement acceptable to the Company’s counsel.

(d)                                 Visits and Discussions Rights. The Company will permit each Institutional Investor who, together with any of its affiliated Institutional Investors, holds more than 1,500,000 shares of Common Stock (assuming the conversion all securities convertible into Common Stock held by such Institutional Investor) and the authorized representatives of each such Institutional Investor, at all reasonable times during normal business hours following reasonable notice and as often as reasonably requested, to visit and inspect, at the expense of such Institutional Investor, any of the properties of the Company, including its books and records and, subject to reasonable arrangements with any transfer agents of the Company, lists of security holders, and to make extracts therefrom and to discuss the affairs, finances, and accounts of the Company with its officers; provided, however, that the Company shall not be obligated under this Section 7.1(d) to provide information that a majority of the Board of Directors (which majority must include a majority of the Preferred Directors) determines in good faith is confidential and should not, therefore, be disclosed.

(e)                                  Adverse Change; Litigation. The Company will promptly advise each Institutional Investor in writing of each suit or proceeding commenced or threatened against the Company which, if adversely determined, would result in a material adverse change in the condition or business, financial or otherwise, of the Company.

(f)                                    Other Information. The Company will also furnish to each Institutional Investor with reasonable promptness, such other information and data with respect to the Company as such Institutional Investor may from time to time reasonably request, which information will not be used for any purpose by such Institutional Investor other than to evaluate his involvement in the Company and shall be subject to the confidentiality provisions of Section 11 of this Agreement.

(g)                                 Termination of Obligations. The foregoing obligations of the Company pursuant to this Section 7.1 shall terminate upon the closing of any firm commitment underwritten public offering of the Company’s Common Stock or at such time as the Company becomes subject to the reporting provisions of the Securities Exchange Act of 1934, as amended.

7.2.                              Insurance. The Company will keep all its insurable properties properly insured against loss or damage by fire and other risks; maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or arising from equipment owned by the Company and leased to and located upon or in or about any premises occupied by any other Person; maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business; and maintain such other insurance as is usually maintained by Persons engaged in the same or similar business as is the Company. All such insurance shall be maintained against such risks and in at least such amounts as such insurance is usually carried by Persons engaged in the same or similar businesses, and all insurance herein provided for shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company may effect worker’s compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws. The Company’s executive officers shall periodically report to the Board of Directors on the status of the insurance coverage of the Company, including the status of such insurance provided for in Section 7.11.

7.3.                              Payment of Taxes; Filings; Corporate Existence. The Company will:

(a)                                  pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property, real, personal and mixed, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid might by law become a lien or charge upon its property; provided, however, that the Company shall not be required to pay any tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books reserves (classified to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto; and provided further, that the Company shall have no obligation to make any payments under this paragraph (a) with respect to property subject to leases pursuant to the terms of which the lessees thereof have undertaken to make such payments;

(b)                                 do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; provided, however, that nothing in this paragraph (b) shall (i) prevent the abandonment or termination of the Company’s authorization to do business in any foreign state or jurisdiction if, in the opinion of the Company’s Board of Directors, such abandonment or termination is in the interest of the Company and not disadvantageous in any material respect to the holders of the Shares or (ii) require compliance with any law so long as the validity or applicability thereof shall be disputed or contested in good faith;

(c)                                  maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make, or cause to be made, all repairs, renewals and replacements which in the opinion of the Company are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and

(d)                                 make all filings with the Internal Revenue Service required to maintain the classification of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Common Stock to be, or which has been, purchased by the Institutional Investors as “qualified small business stock” as such term is defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the “Code”).

7.4.                              Employee Agreements. The Company shall cause all employees who have access to proprietary information of the Company to execute a Proprietary Information, Nonsolicitation and Inventions Agreement (including an agreement by employees not to solicit other employees of the Company). The Company shall cause all key employees (as determined by the Board of Directors including at least one Preferred Director) to execute, in addition to such Proprietary Information, Nonsolicitation and Inventions Agreement, a Noncompetition Agreement. To the extent the Chief Executive Officer of the Company shall determine that it is advisable to require a consultant engaged by the Company to execute a Proprietary Information and Inventions Agreement or another similar agreement in light of the term and subject matter of such consultant’s engagement, such consultant shall execute a Proprietary Information and Inventions Agreement or other similar agreement in favor of the Company in such form as the Chief Executive Officer shall designate.

7.5.                              Dealings with Affiliates and Others. Other than ordinary and usual compensation arrangements, the Company shall not enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officers or directors of the Company, or with any holder of one percent (1%) or more of the outstanding shares of any class or series of the capital stock of the Company, nor shall the Company enter into any transaction on terms less favorable to the Company than the Company would be able to obtain in a transaction with a Person or entity unaffiliated with the Company with any member of the respective families of such officers, directors or stockholders, or with any corporation or other entity directly or indirectly controlled by one or more of such officers, directors or stockholders or members of their families, without the approval of a majority of the disinterested members of the Board of Directors, which majority must include all disinterested Preferred Directors.

7.6.                              Change in Nature of Business. The Company shall not make, nor permit any subsidiary to make, any material change in the nature of its business as carried on at the date hereof or as contemplated in written materials delivered to the Institutional Investors prior to the date hereof without the approval of a majority of the Board of Directors, which majority must include the Preferred Directors.

7.7.                              Key-Man Life Insurance. The Company will use its best efforts to obtain and keep in force key-man life insurance on each of Dev Ittycheria and Vijay Manwani and within thirty (30) days of the appointment of any Chief Executive Officer who is not a Founder, on such Chief Executive Officer, in each case in the amount of $1,000,000, respectively, with the proceeds payable to the Company.

7.8.                              Equity Plans.

(a)                                  The Company shall reserve 8,700,000 shares of its Common Stock for issuance to employees and consultants of the Company pursuant to the Equity Plan, as appropriately adjusted for the issuance of shares under the Equity Plan since September 6, 2001.

(b)                                 Unless otherwise agreed by the Board of Directors (including a majority of the Preferred Directors), all options granted to employees under the Equity Plan shall become exercisable to the extent of twenty-five percent (25%) of the amount of grant on the first anniversary of grant, with monthly vesting thereafter over the subsequent three (3) years; provided, however, that in the case of a prepurchase of Shares by an employee of the Company, the Company shall have the right upon termination of employment of such employee to repurchase any unvested Shares then owned by such employee, at a price equal to the purchase price of such Shares issuable upon the exercise of such options.

(c)                                  The Company shall not increase the number of shares of Common Stock reserved for issuance under the Equity Plan or any similar plan without the approval of a majority of the Board of Directors (which majority must include a majority of the Preferred Directors).

(d)                                 The Company will require, as a condition of exercise of stock options or issuance of any stock pursuant to the Equity Plan, that each option holder or stockholder, who will hold 3% or more of the outstanding Common Stock upon exercise of the option or upon issuance of the stock, become a party to this Agreement as a “Stockholder.”

7.9.                              Underwriters or Acquisition Advisers. Any underwriters or acquisition advisers retained by the Company must be approved by the Board of Directors (including a majority of the Preferred Directors).

7.10.                        Redemption and Repurchase of Other Stock. Without the approval of holders of a majority of the Board of Directors (which majority must include the Preferred Directors), the Company shall not redeem or repurchase or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) or other equity interests, except for (i) the redemption by the Company of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock pursuant to the Company’s Certificate of Incorporation and (ii) the repurchase of Common Stock issued to the Company’s employees or consultants pursuant to the Equity Plan or pursuant to any other agreement to repurchase such shares approved by the Board of Directors of the Company.

7.11.                        Director and Officers Insurance. The Company shall use its best efforts to procure and keep in force, and shall pay for, Director and Officers Insurance in an amount and on terms acceptable to a majority of the Preferred Directors.

7.12.                        Qualified Small Business. The Company shall submit to the Investors and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(c) of the Code and the Regulations promulgated thereunder. In addition, within ten (10) days after an Investor’s written request therefor, the Company shall deliver to such Investor a written statement indicating whether such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code. Except as otherwise permitted under this Agreement, the Company shall not make any purchases of its securities, amend its Certificate of Incorporation or By-laws, or take any other action, in any event in a manner which would jeopardize the status of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and the Common Stock purchased by the Institutional Investors as “qualified small business stock” under Section 1202(c) of the Code.

7.13.                        IPO Allocation Rights. The Company shall use its best efforts to cause the underwriters to allocate an aggregate amount equal to two percent (2%) of the total number of shares sold in the first registered public offering of securities of the Company to or as directed by each of Bessemer Venture Partners V, L.P., Battery Ventures VI, L.P., JAFCO America Ventures and MK Capital SBIC, L.P.; provided, however, that the registration statement relating to such first registered public offering is initially filed with the Securities and Exchange Commission at least twelve (12) months following the date hereof. If the initial filing occurs within twelve (12) months of the date hereof, Bessemer Venture Partners V, L.P., Battery Ventures VI, L.P., JAFCO America Ventures and MK Capital SBIC, L.P. shall each be entitled to purchase or direct the purchase of such shares in a private placement closing simultaneously with such first registered public offering, at a price per share equal to eighty percent (80%) of the final price to the public in such public offering, but otherwise on the same terms as the purchasers in the public offering (to the extent practicable).

Notwithstanding the foregoing, all action taken pursuant to this Section 7.13 shall be made in accordance with all federal and state securities laws, including, without limitation, Rule 134 of the Securities Act of 1933, as amended, and all applicable rules and regulations promulgated by the National Association of Securities Dealers, Inc. and other such self-regulating organizations.

8.                                       Preemptive Rights.

(a)                                  Except as provided in Section 8(f), the Company shall not issue or sell any of its equity securities (including securities convertible into equity securities) (collectively, the “Future Shares”) to any Person without first providing each holder of Preferred Stock (each a “Holder”) the right to subscribe for its Proportionate Percentage (as defined in Section 8(d)) of such Future Shares at the same price and on the same terms (including the method of purchase; provided, however, that the Holders shall have the option of purchasing Future Shares with cash, regardless of the method of purchase offered to such Person) as shall be offered to such third party and which shall have been specified by the Company in a writing delivered to each Holder (the “Proposal”). The

Proposal by its terms shall remain open and irrevocable for a period of 20 days from the date it is delivered by the Company to each Holder (the “Future Shares Exercise Period”). The Proposal shall also certify that the Company either (a) has received a firm offer from a prospective purchaser, who shall be identified in such certification, so that the Company in good faith believes a binding agreement of sale is obtainable for consideration having a fair market, cash equivalent or present value set forth in such certification; or (b) intends in good faith to make an offering of its securities at the price and on the terms set forth in such certification.

(b)                                 Notice of each Holder’s acceptance, in whole or in part, of the Proposal made pursuant to Section 8(a) hereof shall be evidenced by a writing signed by such Holder delivered to the Company prior to the end of the Future Shares Exercise Period setting forth that portion of the Future Shares, as the case may be, which the Holder elects to purchase (the “Notice of Purchase”). If a Holder does not deliver such written notice within the Future Shares Exercise Period, such Holder shall be deemed to have elected not to purchase all or any part of such Future Shares.

(c)                                  In the event that the Holders elect not to purchase all of the Future Shares available to them during a particular Future Shares Exercise Period, the Company shall have 120 days from the expiration of the Future Shares Exercise Period to offer and sell any part of such Future Shares available but not elected to be purchased by the Holders (the “Refused Future Shares”) and that portion of the Future Shares not subject to purchase by the Holders (collectively with the Refused Future Shares, the “Remaining Future Shares”) to any other Person(s), but only upon terms and conditions in all respects (including, without limitation, price, seniority, dividends and liquidation, redemption and conversion rights) which are no more favorable to such other Person(s) or less favorable to the Company than those set forth in the Proposal; provided, however, that such sale be to the same Person(s) or their affiliates identified in the Proposal, if so identified pursuant to Section 8(a). In the event that the Company so sells the Remaining Future Shares to such other Person(s), the sale to each Holder of the Future Shares in respect of which a Notice of Purchase was delivered to the Company by such Holder shall occur upon the closing of the sale to such other Person(s) of Remaining Future Shares (which closing shall include full payment to the Company). If there are no Refused Future Shares, the sale of such Future Shares to such Holder and the sale of Remaining Shares to any other Persons shall occur within 20 days of the expiration of the Future Shares Exercise Period. In any event, the sale to such Holder of such Future Shares shall be on the terms specified in the Proposal. Any Remaining Future Shares not purchased by such other Person(s) within such 120-day period shall remain subject to this Section 8.

(d)                                 The term “Proportionate Percentage” shall mean, as to any Holder, that percentage figure which expresses the ratio which (i) the aggregate number of shares of Common Stock then (a) outstanding and owned by such Holder and (b) issuable upon conversion or exercise of securities which are convertible into or exercisable for Common Stock outstanding and owned by such Holder bears to (ii) the aggregate number of shares of Common Stock (a) outstanding and owned by all stockholders and (b) issuable upon conversion or exercise of options, warrants, other securities and other rights which are convertible into or exercisable for Common Stock outstanding and owned by all holders.

(e)                                  For purposes solely of the computation required under Section 8(d), Holders shall be treated as having converted or exercised all options, warrants, other securities and other rights which are convertible into or exercisable for shares of Common Stock at the rate at which such securities are convertible into or exercisable for Common Stock at the time of such computation.

(f)                                    Notwithstanding anything in Section 8(a) to the contrary, a Holder shall not be entitled to any preemptive rights under this Agreement in connection with any issuance of shares of Common Stock: (i) to employees, officers, directors, consultants, vendors and advisors of the Company under the Equity Plan or any stock option plan (including any increase in the number of shares available under the Equity Plan), stock purchase or bonus arrangement, or grant which is approved by a majority of the Board of Directors (which majority must include a majority of the Preferred Directors); (ii) to underwriters and/or the public pursuant to an Initial Public Offering; (iii) in connection with the acquisition of another corporation or other business entity by the Company by merger, stock purchase, purchase of substantially all assets or other reorganization whereby the Company owns, upon consummation of such acquisition, greater than fifty percent (50%) of the voting power to elect the directors of such corporation or other business entity, provided that such acquisition is approved by a Preferred Vote; (iv) in any merger or consolidation of the Company, provided that such merger or consolidation is approved by a Preferred Vote; (v) pursuant to a stock split, stock dividend or similar event; (vi) in connection with the acquisition of certain technology or license approved by a majority of the Board of Directors, which majority must include a majority of the Preferred Directors; (vii) to a non-financial corporation in connection with a license, distribution, development, foundry or similar “corporate partner” agreement, the terms of which are approved by the majority of the Board of Directors, which majority must include a majority of the Preferred Directors; (viii) to financial institutions and leasing companies in connection with borrowing or lease financing arrangements of the Company, provided that such issuances and grants are approved by a majority of the Board of Directors, which majority must include at least one Preferred Director; (ix) upon conversion of shares of Series B Preferred Stock; (x) pursuant to the First Series B Purchase Agreement prior to the date hereof; (xi) pursuant to the Second Series B Purchase Agreement prior to the date hereof; (xii) upon conversion of shares of Series C Preferred Stock; (xiii) pursuant to the Series C Purchase Agreement prior to the date hereof; (xiv) upon conversion of shares of Series D Preferred Stock or (xv) pursuant to the Series D Purchase Agreement.

9.                                       Anti-Dilution. If the Company shall issue any Additional Stock (as defined in Section 10.1 hereof) after the date hereof involving the issuance of shares of Common Stock (whether as part of a unit with shares of Series A Preferred Stock or other security, or in connection with the exercise of an option, warrant or other right to purchase Common Stock or the conversion of a security convertible into Common Stock) in a transaction or series of related transactions occurring within 6 months of each other in which the total consideration is at least $100,000, where the total consideration received or receivable is less than “ B “ (as defined below) (a

“Dilutive Event”), the Company shall concurrently with such event issue additional shares of Common Stock to each holder of Series A Preferred Stock (“Series A Holder”) for cash in an amount equal to the par value of such shares (the “Anti-Dilutional Shares”) according to the following formula:

where y is the number of Anti-Dilutional Shares to be issued to the Series A Holder, N is the number of Investor Common Shares originally purchased by the Series A Holder under the Series A Purchase Agreement and A is the following fraction:

where M is the number of fully diluted shares of Common Stock outstanding or issuable upon conversion or exchange of any outstanding convertible or exchangeable securities or exercise of any outstanding options or warrants prior to the Dilutive Event, P is the number of such shares issued or deemed to be issued in the Dilutive Event, D is the amount of money raised (before expenses) in the Dilutive Event and B is the base price per share (which shall initially be $0.49); provided, however, that no Anti-Dilutional Shares shall be issued to a Series A Holder in respect of any transaction subject to Section 8(a) unless such Series A Holder shall have purchased at least its full Proportionate Percentage (or such lesser percentage as determined by majority of the Board of Directors which majority must include a majority of the Preferred Directors) of Additional Stock issued in such transaction. Following any issuance of Anti-Dilutional Shares under this Section 9, B shall be reset to be equal to the product of B (prior to the Dilutive Event giving rise to such issuance) and A (in the Dilutive Event giving rise to such issuance) and N shall become the number of shares of Common Stock held by the Series A Holder immediately following such issuance of Anti-Dilutional Shares. N and B shall be equitably adjusted to reflect stock splits, reverse splits, recapitalizations and similar changes to the Common Stock occurring after the date of this Agreement.

9.1.                              “Additional Stock” shall mean:

(a)                                  The issuance of Common Stock for cash by the Company, in which case the consideration for such Common Stock shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof;

(b)                                 The issuance of Common Stock for a consideration in whole or in part other than cash, in which case the fair value of such consideration is to be determined by the Board of Directors irrespective of any accounting treatment;

(c)                                  The issuance of Shares of Common Stock upon exercise (i) of options to purchase or rights to subscribe for Common Stock, (ii) of securities by their terms convertible into or exchangeable for Common Stock, or (iii) of options to purchase or rights to subscribe for such convertible or exchangeable securities, in which case the total consideration per share shall include the aggregate consideration paid upon issuance or grant of such option, right or security plus the consideration, if any, paid upon exercise, conversion or exchange thereof.

provided, however, that Additional Stock shall not include shares of Common Stock:

(a)                                  issuable or issued to employees, officers, directors, consultants, vendors and advisors of the Company under the Equity Plan or any stock option plan (including any increase in the number of shares available under the Equity Plan), stock purchase or bonus arrangement, or grant which is approved by a majority of the Board of Directors, which majority must include a majority of the Preferred Directors; or

(b)                                 issued: (i) to underwriters and/or the public pursuant to an Initial Public Offering; (ii) in connection with the acquisition of another corporation or other business entity by the Company by merger, stock purchase, purchase of substantially all assets or other reorganization whereby the Company owns, upon consummation of such acquisition, greater than fifty percent (50%) of the voting power to elect the directors of such corporation or other business entity, provided that such acquisition is approved by a Preferred Vote; (iii) in any merger or consolidation of the Company, provided that such merger or consolidation is approved by a Preferred Vote; (iv) pursuant to a stock split, stock dividend or similar event; (v) in connection with the acquisition of certain technology or license approved by a majority of the Board of Directors, which majority must include a majority of the Preferred Directors; (vi) to a non-financial corporation in connection with a license, distribution, development, foundry or similar “corporate partner” agreement, the terms of which are approved by the majority of the Board of Directors, which majority must include a majority of the Preferred Directors; (vii) to financial institutions and leasing companies in connection with borrowing or lease financing arrangements of the Company, provided that such issuances and grants are approved by a majority of the Board of Directors, which majority must include at least one Preferred Director; (viii) upon conversion of shares of Series B Preferred Stock; (ix) pursuant to the First Series B Purchase Agreement prior to the date hereof; (x) pursuant to the Second Series B Purchase Agreement prior to the date hereof; (xi) upon conversion of shares of Series C Preferred Stock; (xii) pursuant to the Series C Purchase Agreement prior to the date hereof; (xii) upon conversion of shares of Series D Preferred Stock or (xiv) pursuant to the Series D Purchase Agreement.

10.                                 Lock-up Agreements. If reasonably requested by the Company and the managing underwriter, each party to this Agreement (for purposes of this Section 10, a “Locked-Up Holder”) agrees to enter into lock-up agreements (the “Lock-up Agreements”) pursuant to which it will not, for a period of no more than 180 days following the effective date of the first registration statement for a public offering of the Company’s securities, offer, sell or otherwise dispose of the Registrable Securities or other equity securities of the Company other than to its members or partners, as the case may be, except the Registrable Securities sold pursuant to such registration statement, without the prior consent of the Company and the underwriter, provided that the officers, directors and all holders of more than five percent (5%) of the shares of Common Stock (calculated for the purpose as if all securities convertible into or exercisable for Common Stock, directly or indirectly, are so converted or exercised) of the Company enter into Lock-up Agreements for the same period and on the same terms. The Lock-up Agreements shall provide that the provisions thereof may be waived with the consent of the Company and the managing underwriter, provided that with the exception of the release of any Locked-Up Holder from the provisions of the Lock-up Agreement for reasons of financial hardship, which release shall prohibit the disposition of equity securities of the Company by such Locked-Up Holder in excess of $50,000, any release from the provisions of the Lock-up Agreement shall be allocated pro rata among all Holders.

11.                                 Confidentiality. Each of the parties to this agreement covenants and agrees that such party shall maintain the confidentiality of all confidential and proprietary information of the Company acquired by such party, and before exercising rights hereunder, first shall execute a non-disclosure agreement in form acceptable to counsel for the Company. Notwithstanding the preceding sentence, each party may (1) disclose such information to the extent required by law or governmental order or regulation, or when required by a subpoena or other process, provided that such party first gives the Company advance notice of such disclosure as soon as practicable, (2) disclose such information to the extent necessary to enforce this Agreement, (3) disclose such information to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, provided that the requirements of this subsection shall in turn be binding on any such attorney, accountant, consultant or other professional, or (4) disclose such information as may be required by any prospective purchaser of any Shares from such party, provided that such prospective purchaser shall first execute a non-disclosure agreement in form acceptable to counsel for the Company. Notwithstanding the foregoing, nothing herein shall be deemed to require any Institutional Investor to execute a non-disclosure agreement. An Institutional Investor may also disclose such information to any Affiliate of such Institutional Investor provided that the requirements of this subsection shall in turn be binding on any such affiliate, partner, member, shareholder or subsidiary of such Institutional Investor and further provided that such partner, member, shareholder or subsidiary agrees in writing to be bound by the provisions of this subsection.

12.                                 Termination. This Agreement, and the respective rights and obligations of the parties hereto, shall terminate upon the completion of (i) an Initial Public Offering, (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company, or (iii) a merger, consolidation, stock purchase, or similar transaction in which the holders of a majority of the Common Stock immediately prior to the completion of such transaction do not hold at least 50% of the voting securities of the surviving or resulting entity immediately following the completion of such transaction.

13.                                 Notices. All notices, requests, consents and demands shall be in writing and shall be personally delivered (effective upon receipt), mailed, postage prepaid (effective three business days after dispatch), telecopied or telegraphed (effective upon receipt of the telecopy in complete, readable form), or sent via a reputable overnight courier service (effective the following business day), to the Company at:

BladeLogic, Inc.

95 Mt. Bethel Road

Warren, NJ 07059

Attn: Chief Executive Officer

Fax number:  (908) 842-0400

with a copy sent at the same time and by the same means to:

Jeffrey C. Hadden, P.C.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts  02109

Fax number:  (617) 523-1231

or to each Institutional Investor at its address set out on Exhibit A or Exhibit C (as applicable) hereto with a copy to:

In the case of Bessemer Venture Partners or Battery Ventures entities:

Gregory E. Moore, Esq.

Ropes & Gray

One International Place

Boston, Massachusetts  02110

Fax number:  (617) 951-7050

In the case of JAFCO America Ventures entities:

McDermott, Will & Emery

28 State Street

Boston, Massachusetts  02108

Fax number: (617) 535-3800

In the case of MK Capital SBIC, L.P. and/or MK Capital, L.P.:

Peter I. Mason

Stacey E. Komon

Freeborn & Peters LLP

311 South Wacker Drive, Suite 3000

Chicago, Illinois 60606

Fax number:  (312) 360-6570

or such other address as may be furnished in writing to the other parties hereto.

14.                                 Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

15.                                 Legend. Each certificate representing any share of Preferred Stock or Common Stock held by any Institutional Investor or Stockholder shall bear on its face a legend indicating the existence of this Agreement and of the restrictions imposed hereby.

16.                                 Entire Agreement. This Agreement and the other Transaction Documents (as defined in the Series A Purchase Agreement, First Series B Purchase Agreement, Second Series B Purchase Agreement, Series C Purchase Agreement and Series D Purchase Agreement) constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede any and all prior understandings and agreements, whether written or oral, with respect to such subject matter.

17.                                 Waivers and Further Agreements. Neither this Agreement nor any provision hereof may be waived, modified, terminated or amended except by a written agreement signed by (i) the Company, (ii) Institutional Investors holding at least three-fifths of the issued and outstanding Shares then held by all Institutional Investors (assuming the conversion and exercise of all securities and other rights convertible into or exercisable for such shares and excluding Series A Preferred Stock but including the Investors’ Common Shares and any shares issued as a result of adjustments made pursuant to Section 9 hereof), and (iii) Stockholders holding at least a majority of the issued and outstanding Common Stock then held by all Stockholders; provided, however, that no amendment or waiver of any term or condition of this Agreement that adversely affects the rights of any Principal Investor without similarly adversely affecting the rights of the other Principal Investors shall be effective without the prior written consent of such adversely affected Principal Investor. For purposes of clarity, the pre-emptive rights contained in Section 8 may not be waived as to any Principal Investor except in writing by such Principal Investor.

18.                                 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, permitted assigns and permitted transferees except as may be expressly provided otherwise herein.

19.                                 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

20.                                 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

21.                                 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

22.                                 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts as such laws apply to agreements between residents of Massachusetts.

23.                                 Publicity. The Company shall not use any Institutional Investor’s name, logo or other identifying mark or otherwise refer to such Institutional Investor in any press release, website or other promotional material without the prior written permission of such Institutional Investor.

24.                                 Aggregation of Institutional Investors. For purposes of this Agreement, each Principal Investor and all Institutional Investors affiliated with such Principal Investor shall be treated as a collective, having rights as if it owned the aggregate Shares owned by it and its affiliated Institutional Investors, and the allocation among such Principal Investor and its affiliated Institutional Investors of additional or new securities to be issued by the Company shall be determined by such Principal Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as an agreement under seal as of the date first above written.

COMPANY:

BLADELOGIC, INC.

By:	/s/ Dev Ittycheria
	Name:	Dev Ittycheria
	Title:	President

FOUNDERS:

/s/ Dev Ittycheria
Dev Ittycheria

/s/ Vijay Manwani
Vijay Manwani

Steve Kokinos

Thomas Kraus

/s/ Vance Loiselle
Vance Loiselle

[Stockholders’ Agreement]

INSTITUTIONAL INVESTORS:

MK Capital SBIC, L.P.,
a Delaware limited partnership

By:	MK Capital Management SBIC, LLC,
a Delaware limited liability company,
its General Partner

	By:	MK Capital Company,
a Delaware corporation,
its Manager

		By:	/s/ Mark Terbeek
		Name:	Mark Terbeek
		Its:	Partner

MK Capital, L.P.,
a Delaware limited partnership

By:	MK Capital Management, LLC,
a Delaware limited liability company,
its General Partner

	By:	MK Capital Company,
a Delaware corporation,
its Manager

		By:	/s/ Mark Terbeek
		Name:	Mark Terbeek
		Its:	Partner

[Stockholders’ Agreement]

BESSEMER VENTURE PARTNERS V L.P.
BESSEC VENTURES V L.P.
BVE 2001 LLC
BVE 2001(Q) LLC
BIP 2001 L.P.

By:	Deer V & Co. LLC, General Partner and
Managing Member

By:	/s/ J. Edmond Colloton
J. Edmond Colloton, Manager

BATTERY VENTURES VI, L.P.
By: Battery Partners VI, LLC,
General Partner

/s/ David Tabors
Name:	David Tabors
Title:	Member Manager

BATTERY INVESTMENT PARTNERS VI, LLC

/s/ David Tabors
Name:	David Tabors
Title:	Member Manager

[Stockholders’ Agreement]

JAFCO AMERICA TECHNOLOGY FUND III, L.P.
JAFCO AMERICA TECHNOLOGY CAYMAN FUND III, L.P.
JAFCO USIT FUND III, L.P.
JAFCO AMERICA TECHNOLOGY AFFILIATES FUND III, L.P.
By:	JAV Management Associates III, L.L.C.
Its:	Managing Member
By:	/s/ Andrew P. Goldfarb
Name:	Andrew P. Goldfarb
Title:	Managing Member

[Stockholders’ Agreement]

ARDENT RESEARCH PARTNERS, LTD.

By:
Francis J. Saldutti
General Partner

ARDENT RESEARCH PARTNERS, L.P.

By:
Francis J. Saldutti
General Partner

MYRIAD INVESTMENTS, LLC

By:	/s/ Steven C. Walske
Steven C. Walske
Managing Partner

VENTECH, LLC

By:
Gerardo Rosenkranz
Member

BLADE PARTNERS

By:
Jeffrey C. Hadden
Partner

2000 EXCHANGE PLACE FUND, LLC

By:
Jeffrey C. Hadden
Managing Member

THE PRODUCTIVITY FUND IV, L.P.

By: First Analysis Management Company IV, L.L.C.,
Its: General Partner

By:	/s/ Bret R. Maxwell
Bret R. Maxwell
Managing Member

THE PRODUCTIVITY FUND IV ADVISORS FUND, L.P.
By: First Analysis Management Company IV, L.L.C.,
Its: General Partner

By:	/s/ Bret R. Maxwell
Bret R. Maxwell
Managing Member

Exhibit A

SERIES A INVESTORS

Name

Bessemer Venture Partners V L.P.

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention:  J. Edmond Colloton

Bessec Ventures V L.P.

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention: J. Edmond Colloton

BVE 2001 LLC

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention:  J. Edmond Colloton

BVE 2001(Q) LLC

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention:  J. Edmond Colloton

BIP 2001 L.P.

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention:  J. Edmond Colloton

Battery Ventures VI, L.P.

c/o BatteryVentures

20 William Street, Suite 200

Wellesley, MA  02481

Attention:  David Tabors

Battery Investment Partners VI, LLC

c/o Battery Ventures

20 William Street, Suite 200

Wellesley, MA 02481

Attention:  David Tabors

Exhibit B

STOCKHOLDERS

18 ARHAT MICROVENTURES

Kevin Batt

Rong Ling Chen

Chieh-Wei Chien

Paul Hammond

Barbara Kraus

Claudette Kraus

Ilse Kraus

Manfred Kraus

Steve Lien

Michael Nakamura

Eric Parsons

Richard Lee

Anthony Roaque

Tim Sullivan

Exhibit C

SERIES B INVESTORS

Name

Bessemer Venture Partners V L.P.

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention: J. Edmund Colloton

Bessec Ventures V L.P.

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention:  J. Edmund Colloton

BVE 2001 LLC

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention:  J. Edmund Colloton

BVE 2001(Q) LLC

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention:  J. Edmund Colloton

BIP 2001 L.P.

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention:  J. Edmund Colloton

Battery Ventures VI, L.P.

c/o BatteryVentures

20 William Street, Suite 200

Wellesley, MA  02481

Attention:  David Tabors

Battery Investment Partners VI, LLC

c/o Battery Ventures

20 William Street, Suite 200

Wellesley, MA 02481

Attention:  David Tabors

Ardent Research Partners, L.P.

153 E. 53rd Street

New York, NY 10022

Attention:  Francis J. Saldutti

Ardent Research Partners, Ltd.

153 E. 53rd Street

New York, NY 10022

Attention:  Francis J. Saldutti

Myriad Investments LLC

164 Chestnut Hill Road

Chestnut Hill, MA 02467

Attention:  Jennifer M. Walske

Ventech LLC

60 Arch Street, 2nd Floor

Greenwich, CT 06830

Attention:  Gerardo Rosenkranz

Blade Partners

c/o Goodwin Procter LLP

Exchange Place

Boston, MA 02109

Attention:  Jeffrey C. Hadden, P.C.

2000 Exchange Place Fund, LLC

c/o Goodwin Procter LLP

Exchange Place

Boston, MA 02109

Attention:  Jeffrey C. Hadden, P.C.

JAFCO America Technology Fund III, L.P.

c/o Globespan Capital Partners

One Boston Place

Suite 2810

Boston, MA 02108

Attention:  Ullas Naik

JAFCO America Technology Cayman Fund III, L.P.

c/o Globespan Capital Partners

One Boston Place

Suite 2810

Boston, MA 02108

Attention:  Ullas Naik

JAFCO USIT Fund III, L.P.

c/o Globespan Capital Partners

One Boston Place

Suite 2810

Boston, MA 02108

Attention:  Ullas Naik

JAFCO America Technology Affiliates Fund III, L.P.

c/o Globespan Capital Partners

One Boston Place

Suite 2810

Boston, MA 02108

Attention:  Ullas Naik

Exhibit D

SERIES C INVESTORS

Name

MK Capital SBIC, L.P.

c/o MK Capital

233 South Wacker Drive

The Sears Tower

Suite 9700

Chicago, IL  60606

MK Capital, L.P.

c/o MK Capital

233 South Wacker Drive

The Sears Tower

Suite 9700

Chicago, IL  60606

Bessemer Venture Partners V L.P.

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention: J. Edmund Colloton

Bessec Ventures V L.P.

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention:  J. Edmund Colloton

BVE 2001 LLC

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention:  J. Edmund Colloton

BVE 2001(Q) LLC

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention:  J. Edmund Colloton

BIP 2001 L.P.

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention:  J. Edmund Colloton

Battery Ventures VI, L.P.

c/o BatteryVentures

20 William Street, Suite 200

Wellesley, MA  02481

Attention:  David Tabors

Battery Investment Partners VI, LLC

c/o Battery Ventures

20 William Street, Suite 200

Wellesley, MA 02481

Attention:  David Tabors

JAFCO America Technology Fund III, L.P.

c/o Globespan Capital Partners

One Boston Place

Suite 2810

Boston, MA 02108

Attention:  Ullas Naik

JAFCO America Technology Cayman Fund III, L.P.

c/o Globespan Capital Partners

One Boston Place

Suite 2810

Boston, MA 02108

Attention:  Ullas Naik

JAFCO USIT Fund III, L.P.

c/o Globespan Capital Partners

One Boston Place

Suite 2810

Boston, MA 02108

Attention:  Ullas Naik

JAFCO America Technology Affiliates Fund III, L.P.

c/o Globespan Capital Partners

One Boston Place

Suite 2810

Boston, MA 02108

Attention:  Ullas Naik

The Productivity Fund IV, L.P.

233 South Wacker Drive

The Sears Tower, 95th Floor

Suite 9700

Chicago, IL  60606

The Productivity Fund IV Advisors Fund, L.P.

233 South Wacker Drive

The Sears Tower, 95th Floor

Suite 9700

Chicago, IL  60606

Exhibit E

SERIES D INVESTORS

Name

MK Capital SBIC, L.P.

c/o MK Capital

233 South Wacker Drive

The Sears Tower

Suite 9700

Chicago, IL  60606

MK Capital, L.P.

c/o MK Capital

233 South Wacker Drive

The Sears Tower

Suite 9700

Chicago, IL  60606

Bessemer Venture Partners V L.P.

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention: J. Edmund Colloton

Bessec Ventures V L.P.

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention:  J. Edmund Colloton

BVE 2001 LLC

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention:  J. Edmund Colloton

BVE 2001(Q) LLC

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention:  J. Edmund Colloton

BIP 2001 L.P.

c/o Bessemer Venture Partners

1865 Palmer Avenue

Larchmont, NY  10583

Attention:  J. Edmund Colloton

Battery Ventures VI, L.P.

c/o BatteryVentures

20 William Street, Suite 200

Wellesley, MA  02481

Attention:  David Tabors

Battery Investment Partners VI, LLC

c/o Battery Ventures

20 William Street, Suite 200

Wellesley, MA 02481

Attention:  David Tabors

JAFCO America Technology Fund III, L.P.

c/o Globespan Capital Partners

One Boston Place

Suite 2810

Boston, MA 02108

Attention:  Ullas Naik

JAFCO America Technology Cayman Fund III, L.P.

c/o Globespan Capital Partners

One Boston Place

Suite 2810

Boston, MA 02108

Attention:  Ullas Naik

JAFCO USIT Fund III, L.P.

c/o Globespan Capital Partners

One Boston Place

Suite 2810

Boston, MA 02108

Attention:  Ullas Naik

JAFCO America Technology Affiliates Fund III, L.P.

c/o Globespan Capital Partners

One Boston Place

Suite 2810

Boston, MA 02108

Attention:  Ullas Naik

The Productivity Fund IV, L.P.

233 South Wacker Drive

The Sears Tower, 95th Floor

Suite 9700

Chicago, IL  60606

The Productivity Fund IV Advisors Fund, L.P.

233 South Wacker Drive

The Sears Tower, 95th Floor

Suite 9700

Chicago, IL  60606